UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 18, 2023

Date of Report (Date of earliest event reported)

PETVIVO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-40715	99-0363559
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5251 Edina Industrial Blvd. Edina, Minnesota	55349
(Address of principal executive offices)	(Zip Code)

(952) 405-6216

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001	PETV	The Nasdaq Stock Market LLC
Warrants to purchase Common Stock	PETVW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry Into a Material Definitive Agreement

On December 18, 2023, PetVivo Holdings, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement” or “Distribution Agreement”) with Covetrus North America, LLC (“Covetrus”), which has an effective date of January 1, 2024. Pursuant to the Agreement, the Company appointed Covetrus on a non-exclusive basis as the Company’s distributor with the right to promote, market, distribute, and sell the Company’s products specifically identified on a products list (the “Products”) for one (1) year within the United States, including the District of Columbia and all its possessions and territories, with the exception of Puerto Rico. All customers to whom Covetrus sells the Products must be licensed veterinarians. The initial products are small and large syringes for small and large animal veterinarians, respectively. The Company will sell its products to Covetrus at prices set forth on a pricing list, which may change from time to time. Covetrus is solely responsible for determining the price at which it sells the Products to it customers. The Company will also provide Covetrus with certain financial incentives based on the number of Products sold.

The Agreement has an initial term of one (1) year (the “Initial Term”), after which the Agreement shall automatically renew for subsequent terms of one (1) year (each, a “Renewal Term”, and collectively with the Initial Term, the “Term”), unless either party elects not to renew the Term by providing written notice to the other party at least 30 days’ prior to the end of the then current Term. Either party (a) may terminate without cause by giving written notice to the other party at least 30 days before the end of the then current Term, in which case the Agreement shall terminate upon the expiration of the then current Term, and (b) may terminate with cause, effective immediately, by giving written notice to the other party if, among other things, (i) the other party fails to pay an amount due under the Agreement or commits a material breach of the Agreement that is irremediable or not remedied within 90 days after receiving written notice requesting that such issue be remedied, or (ii) upon the bankruptcy or insolvency of the other party.

The Company made certain representations and warranties in the Agreement and agreed to indemnify Covetrus against certain damages and losses.

The foregoing description of the terms of the Distribution Agreement is not complete and is qualified in its entirety by reference to the Distribution Agreement, a copy of which the Company intends to file as an exhibit to its Quarterly Report on Form 10-Q for the quarter ended December 31, 2023. The Company intends to redact certain confidential portions of the Distribution Agreement upon filing because such confidential portions are not material and would be competitively harmful to the Company if publicly disclosed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETVIVO HOLDINGS, INC.

Date: December 22, 2023	By:	/s/ John Lai
	Name:	John Lai
	Title:	Chief Executive Officer

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